UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:   June 7, 2016

Commission File Number:   001-37464

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

6317569116
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition

On June 2, 2016 Cemtrex Inc. (“Cemtrex”, the “Company”) completed the acquisition of German electronics manufacturing company, Periscope, GmbH (“Periscope”) , located in northern Germany. Periscope is focused on electronic manufacturing services primarily for the major German automotive manufacturers, including Tier 1 suppliers in the industry, as well as for industries like telecommunications, industrial goods, luxury consumer products, display technology, and other industrial OEMs. Periscope has more than 35 years of industrial operating experience.

Cemtrex completed the purchase of approximately €9 million Periscope assets through payment of cash, a third-party note and seller note. Periscope is projected to generate annual revenue of about €30 million for the next twelve months.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: June 7, 2016	By:	/s/ Saagar Govil
Name: Saagar Govil Title: CEO